Exhibit 99.1

November 11, 2008

Teradyne Announces Early Termination of Hart-Scott-Rodino Waiting Period

NORTH READING, Mass.—(BUSINESS WIRE)—Teradyne, Inc. (NYSE: TER) announced today that the Federal Trade Commission has granted early termination of the waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976, as amended, with respect to the previously announced merger agreement among Teradyne, Inc. (“Teradyne”), Eagle Test Systems, Inc., and Turin Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Teradyne.

About Teradyne, Inc.

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment used to test complex electronics used in the consumer electronics, automotive, computing, telecommunications, and aerospace and defense industries. In 2007, Teradyne had sales of $1.1 billion and currently employs about 3,600 people worldwide. For more information, visit www.teradyne.com. Teradyne (R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries. All product names are trademarks of Teradyne, Inc. (including its subsidiaries).

Contacts

Teradyne, Inc.

Tom Newman, 978-370-2425

Vice President of Corporate Relations